EXHIBIT 23.2

                     SPEAR, SAFER, HARMON & CO. LETTERHEAD



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Form SB-2 being filed under the Securities Exchange Act of 1934 by Uniservice Corporation of our report dated February 4, 1998, relating to our examinations of the supplemental consolidated financial statements of Uniservice Corporation as of December 31, 1997 and 1996 and for the two years then ended and appearing in the aforementioned SB-2.



/S/ SPEAR, SAFER, HARMON & CO.
--------------------------------
Spear, Safer, Harmon & Co.
Certified Public Accountants

Miami, Florida
April 2, 1998